Exhibit 32.1
Certification
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Arq, Inc. (the "Company") for the quarterly period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert Rasmus, as the Principal Executive Officer of the Company, and Shimon Steinmetz, as the Principal Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge and belief, that:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

November 4, 2026

/s/ Shimon Steinmetz
Shimon Steinmetz
Chief Financial Officer

November 4, 2026